                                    EXHIBIT I


Item 3

         (b)       X       Bank as defined in Section 3(a)(b) of the Act

                           Chancellor LGT Trust Company

         (c)       X       Investment Adviser registered under Section 203
                           of the Investment Advisers Act of 1940.

                           Chancellor LGT Asset Management, Inc.